EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, the Chief Financial Officer of Campbell & Company, Inc. as managing owner of Campbell Alternative Asset Trust certify that (i) the Form 10K for the year ended December 31, 2009 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST
By:	Campbell & Company, Inc., managing owner

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer March 31, 2010

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